State of Delaware
Secretary of State
Division of Corporations
Delivered 01:49 PM 04/17/2003
FILED 01:36 PM 04/17/2003
SRV 030253114 - 3648702 FILE

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be W3 GROUP, INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is: Forty Million (40,000,000) shares of common stock and Ten Million (10,000,000) shares of preferred stock, each with a par value of one hundredth of one cent ($.0001) per share.

The powers, preferences and rights and the qualifications, limitations or restrictions thereof shall be determined by the board of directors.

FIFTH: The name and address of the incorporator is as follows:

M. A. Brzoska
Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this seventeenth day of April, A.D. 2003.

M. A. Brzoska

M. A. Brzoska
Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:00 PM 05/07/2003
FILED 12:00 PM 05/07/2003
SRV 030297642 - 3648702 FILE

STATE OF DELAWARE
AGREEMENT OF MERGER

AGREEMENT OF MERGER BETWEEN

W3 GROUP, INC.,
A DELAWARE DOMESTIC CORPORATION

AND

W3 GROUP, INC.,
A COLORADO CORPORATION

This Plan and Agreement of Merger made and entered into on the 30th day of April, 2003, by and between W3 Group, Inc., a Delaware Corporation, and W3 Group, Inc., a Colorado Corporation.

Witnesseth:

WHEREAS, the Delaware Corporation is a Corporation organized and existing under the laws of the State of Delaware, its Certificate of Incorporation having been filed in the Office of the Secretary of State of the State of Delaware on April 21, 2003; and

WHEREAS, W3 Group, Inc. is a corporation organized and existing under the laws of the State of Colorado; and

WHEREAS, the aggregate number of shares which the Colorado Corporation has authority to issue is 600,000,000; and

WHEREAS, the Board of Directors of each of the constituent corporations deems it advisable that the Colorado Corporation be merged into W3 Group, Inc. on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the States of Delaware and Colorado respectively, which permit such merger,

NOW, THEREFORE, in consideration of the premises and of the agreements, covenants and provisions hereinafter contained, the Delaware Corporation and the Colorado Corporation, by their respective Boards of Directors, have agreed and do hereby agree, each with the other as follows:

ARTICLE I

The Colorado Corporation and the Delaware Corporation shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Colorado and the State of Delaware, by the Colorado Corporation merging into the Delaware Corporation, which shall be the surviving corporation.

ARTICLE II

Upon the merger becoming effective as provided in the applicable laws of the State of Colorado and of the State of Delaware (the time when the merger shall so become effective being sometimes herein referred to as the "EFFECTIVE DATE OF THE MERGER"):

The two Constituent Corporations shall be a single corporation, which shall be W3 Group, Inc. as the Surviving Corporation, and the separate existence of W3 Group, Inc. shall cease except to the extent provided by the laws of the State of Colorado in the case of a corporation after its merger into another corporation.

ARTICLE III

The Certificate of Incorporation of W3 Group, Inc. shall not be amended in any respect by reason of this Agreement of Merger.

ARTICLE IV

The manner of converting the outstanding shares of each of the Constituent Corporations shall be as follows:

Each issued and outstanding share of Common Stock of the Colorado Corporation will be exchanged for one share of Common Stock of the Delaware Corporation; and each issued and outstanding share of Series B Convertible Preferred Stock of the Colorado Corporation will be exchanged for one share of Series B Convertible Preferred Stock of the Delaware Corporation.

ARTICLE V

The surviving corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of Delaware, as well as for enforcement of any obligation of the surviving corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or proceeding. The Secretary of State shall mail any such process to the surviving corporation at 444 Madison Avenue, Suite 2904, New York, NY 10022.

IN WITNESS WHEREOF, the Colorado Corporation and the Delaware Corporation, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of directors have caused this Plan and Agreement of Merger to be executed by an authorized officer of each party thereto.

W3 Group, Inc., a Delaware Corporation

By: ______________________
Martin I. Saposnick, President

W3 Group, Inc., a Colorado Corporation

By: ______________________
Robert Gordon, President

Secretary's Certificate

I, William C. Hayde, Secretary of W3 Group, Inc., a corporation organized and existing under the laws of the State of Colorado, hereby certify, as such Secretary of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by an authorized officer of W3 Group, Inc., a corporation of the State of Colorado, was duly submitted to the stockholders of said W3 Group, Inc., at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation, upon waiver of notice, signed by all the stockholders, for the purpose of considering and taking action upon said Agreement of Merger, that 3,600,000 shares of stock of said corporation were on said date issued and outstanding and that the holder of 2,284,800 shares voted by ballot in favor of said Agreement of Merger and the holders of 0 (zero) shares voted by ballot against same, the said affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of said W3 Group, Inc., and the duly adopted agreement of said corporation.

WITNESS my hand on behalf of said W3 Group, Inc. on this 30th day of April, 2003.

W3 Group, Inc.

By: ____________________
William C. Hayde, Secretary

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
W3 GROUP, INC.

First: That the Board of Directors of W3 Group, Inc. (the "Corporation") by Unanimous Written Consent dated as of April 14, 2005, adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation as heretofore amended, declaring said amendments to be advisable and calling for the submission of such amendments to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

Resolved, that the Certificate of Incorporation of the Corporation be amended by changing Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

FOURTH. (a) The total number of shares of stock which this corporation is authorized to issue is one hundred ten million (110,000,000), consisting of one hundred million (100,000,000) shares of common stock, par value $0.0001 per share and ten million (10,000,000) shares of preferred stock, par value $0.0001 per share.

(b) Each fifteen (15) shares of Common Stock outstanding at 9:00 a.m. on May 9, 2005, shall be deemed to be one (1) share of Common Stock of the Corporation, par value $0.0001 per share.

(c) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (hereinafter the "Board"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions, thereof, as shall be stated in such resolution of the Board providing for the issuance of such series of Preferred Stock.

Second: That thereafter, pursuant to Section 228 of the General Corporation Law of the State of Delaware, a consent setting forth resolutions approving the amendments set forth above was signed by holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted.

Third: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

By: /s/Robert Gordon
President

Name: Robert Gordon

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:05 PM 04/20/2005
FILED 04:58 PM 04/20/2005
SRV 050320537 - 3648702 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:18 PM 12/22/2005
FILED 02:57 PM 12/22/2005
SRV 051054088 - 3648702 FILE

STATE OF DELAWARE

**CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
W3 GROUP, INC.**

First: That the Board of Directors of W3 Group, Inc. (the "Corporation") by Unanimous Written Consent dated as of August 1, 2005, adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation as heretofore amended, declaring said amendments to be advisable and calling for the submission of such amendments to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that accordingly, by amendment to the Corporation's Certificate of Incorporation, Article "FIRST" shall be deleted and the following shall be inserted in its place and stead:

FIRST: The name of the corporation (hereinafter called the "Corporation") is: **AFTERSOFT GROUP, INC.**

Second: That pursuant to Section 228 of the General Corporation Law of the State of Delaware, a consent setting forth resolutions approving the amendment set forth above was signed by holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President as of the 1st day of August, 2005

By: /s/ Robert Gordon
Robert Gordon, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:05 PM 06/27/2007
FILED 01:05 PM 06/27/2007
SRV 070757003 - 3648702 FILE

CERTIFICATE OF RENEWAL AND REVIVAL OF CHARTER OF AFTERSOFT GROUP, INC.

AFTERSOFT GROUP, INC., which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of the corporation is AFTERSOFT GROUP, INC.

2. Its registered office in the State of Delaware is located at 3500 South DuPont Highway, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at that address is Incorporating Services, Ltd.

3. The date of filing of the original Certificate of Incorporation was April 17th, 2003.

4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5. This corporation was duly organized and carried on the business authorized by its charter until the first day of March, A.D. 2007, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, the last and acting authorized officer has hereunto set their hand to this certificate this 23rd day of March, 2007.

Name: A. J. BOYNE
Title: SECRETARY

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:14 PM 07/05/2007
FILED 04:06 PM 07/05/2007
SRV 070785021 - 3648702 FILE

STATE of DELAWARE
CERTIFICATE of AMENDMENT of
CERTIFICATE of INCORPORATION

Ian Warwick certifies that:

FIRST: He is the duly elected and acting as Chairman and Chief Executive Officer of Aftersoft Group, Inc., a corporation organized under the General Corporation Law of the of the State of Delaware (the "Corporation").

SECOND: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted in accordance with Sections 141 and 242 of the Delaware General Corporation Law setting forth a proposed amendment of the Amended Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended by changing the Article "FOURTH" thereof so that, as amended, said Article shall be and read as follow:

> "FOURTH: The total number of shares of stock which the corporation is authorized to issue is 160,000,000 shares, of which 150,000,000 shall be shares of common stock, par value $0.0001 per share (the "Common Stock") and 10,000,000 shares shall be shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"). The shares of Common Stock and Preferred Stock may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders, except as otherwise provided by applicable law. The powers, designations, preferences and relative, participating, optional and other rights of the Preferred Stock shall be provided for in a resolution or resolutions adopted by the board of directors of the corporation and set forth in a certificate of designations executed, acknowledged and filed as provided in Section 151(g) of the General Corporation Law of the State of Delaware, amending this Article Fourth."

THIRD: That thereafter, pursuant to resolution of its Board of Directors, the forgoing amendment of the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by a written consent of stockholders holding a majority of the outstanding capital stock of the Company dated January 16, 2007, in lieu of a special meeting of the stockholders in accordance with the provisions of Sections 211, 228 and 242 of the General Corporation Law of the of the State of Delaware.

FOURTH: The effective time of the Amendment herein certified shall be upon the filing of this Certificate with the Secretary of State.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation to be signed by signed by the undersigned, Ian Warwick, an Authorized Officer, and the undersigned has executed this certificate and affirms the forgoing as true and under penalty of perjury this 22nd day of February, 2007.

By: ______________________

Ian Warwick, Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:16 PM 05/05/2010
FILED 04:35 PM 05/05/2010
SRV 100467091 - 3648702 FILE

**STATE *of* DELAWARE
CERTIFICATE *of* AMENDMENT *of*
CERTIFICATE *of* INCORPORATION
of
AFTERSOFT GROUP, INC.**

Michael Jamieson certifies that:

FIRST: He is the interim Chief Executive Officer of Aftersoft Group, Inc., a corporation organized under the General Corporation Law of the of the State of Delaware (the "Corporation").

SECOND: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted in accordance with Sections 141 and 242 of the Delaware General Corporation Law setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

> **RESOLVED**, that the Certificate of Incorporation of this corporation be amended by changing the Article "FIRST" thereof so that, as amended, said Article shall be and read as follow:
>
> "**FIRST:** The name of this corporation shall be MAM Software Group, Inc."

THIRD: That thereafter, pursuant to a resolution of its Board of Directors, the foregoing amendment of the Certificate of Incorporation of the Corporation was duly adopted by a vote of stockholders holding a majority of the outstanding capital stock of the Company at the annual shareholder meeting of the Company held on April 21, 2010, and in accordance with the provisions of Sections 211, 212 and 242 of the General Corporation Law of the of the State of Delaware.

FOURTH: The effective time of the Amendment herein certified shall be upon the filing of this Certificate with the Secretary of State.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment of the Certificate of Incorporation of the Corporation to be signed by signed by the undersigned, Michael Jamieson, an Authorized Officer, and the undersigned has executed this certificate and affirms the foregoing as true and under penalty of perjury this 5th day of May, 2010.

By: /s/ Michael Jamieson

Michael Jamieson
Interim Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:36 PM 03/17/2011
FILED 01:48 PM 03/17/2011
SRV 110310460 - 3648702 FILE

STATE OF DELAWARE

**CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MAM SOFTWARE GROUP, INC.**

The undersigned, Michael Jamison, the President of MAM Software Group, Inc. (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify and set forth as follows:

First: That the Board of Directors (the "Board") of the Corporation, at its regularly scheduled meeting on December 17, 2010, in accordance with Sections 141 and 242 of the General Corporation Law ("GCL") unanimously approved a resolution to amend the Corporation's Certificate of Incorporation, declaring said resolution to be advisable, and calling for the submission of the following resolution at the next annual meeting of stockholders: a proposal to authorize the Board to effect a reverse split of the Corporation's outstanding common stock, at an exchange ratio ranging between 2-to-1 and 100-to-1, with the exact exchange ratio to be determined by the Board, in its sole discretion, and immediately thereafter, to effect a forward split of the Corporation's outstanding common stock, at an exchange ratio ranging between 1-to-2 and 1-to-50, with the exact exchange ratio to be determined by the Board in its sole discretion, by filing a Certificate of Amendment to the Corporation's Certificate of Incorporation with the Secretary of State, pursuant to Section 242(c) of the GCL (The "Reverse/Forward Split").

Second: That at the 2011 annual meeting of stockholders of the Corporation, held on February 18, 2011, by affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote pursuant to Section 242(b) of the GCL, a resolution was adopted approving the Reverse/Forward Split.

Third: That the Board of Directors of the Corporation, at its regularly scheduled meeting held on February 18, 2011, immediately following the above-referenced annual meeting of stockholders, unanimously adopted a resolution providing as follows: (a) that, as soon as practicable, the Corporation will effect a reverse stock split whereby each stockholder shall receive one share of Corporation common stock for every 100 shares owned, and shares in amounts less than 100 shall be redeemed for cash. Immediately thereafter and (b) the Corporation will perform a forward stock split whereby each stockholder shall receive 10 shares for every share owned.

Fourth: the amendment to the Corporation's Certificate of Incorporation to be effected hereby by adding the following language at the end of Article "FOURTH" thereof:

> Effective at 6:00 p.m. (Eastern Time) on the effective date of the certificate of amendment adding this paragraph to Article Fourth of the Certificate of Incorporation (the "Reverse Split Effective Time"), each share of the Common Stock, par value $0.0001 per share, of the Corporation outstanding at the Reverse Split Effective Time shall, without any action on the part of the holder thereof, automatically be reclassified and changed into one one-hundredth (1/100th) of a share of Common Stock, par value $0.0001 per share, of the Corporation; provided, however, that (i) if the foregoing reverse stock split (the "Reverse Split") would result in the record account of any holder of Common Stock having a number of shares of Common Stock that is, in the aggregate, less

than one (1) share ("Fractional Shares"), such Fractional Shares shall, without any action on the part of the holder thereof, automatically be canceled in the Reverse Split; and (ii) in the Reverse Split, all of the Fractional Shares shall automatically be converted into the right to receive the Trading Value thereof upon surrender by the holder thereof of the certificate or certificates representing such Fractional Shares. For purposes hereof, the term "Trading Value" of any Fractional Shares shall mean the product of: (A) the average daily closing price per share of the common stock on the OTC Bulletin Board for the five trading days immediately before and including the effective date of the Reverse/Forward Split, multiplied by (B) the number of shares of Common Stock that were converted into such Fractional Shares as a result of the Reverse Split. From and after the Reverse Split Effective Time, each holder of Fractional Shares shall have no further interest as a stockholder in the Corporation in respect of such Fractional Shares.

Effective at 6:01 p.m. (Eastern Time) on the effective date of the certificate of amendment adding this paragraph to Article Fourth of the Certificate of Incorporation (the "Forward Split Effective Time"): (i) each whole share of the Common Stock, par value $0.0001 per share, of the Corporation outstanding at the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective Time) shall, without any action on the part of the holder thereof, automatically be reclassified and changed into ten (10) shares of Common Stock, par value $0.0001 per share, of the Corporation; and (ii) fractions of a share outstanding at the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective Time) shall be proportionately reclassified and changed by being rounded up to the nearest whole share.

Fifth: The effective date of the Amendment herein certified shall be March 24, 2011.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation of the Corporation to be signed by the undersigned, Michael Jamieson, an Authorized Officer, and the undersigned has executed this certificate and affirms the foregoing as true and under penalty of perjury this 17th day of March, 2011.

By: ______________________
Michael Jamieson, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:44 AM 12/29/2011
FILED 09:54 AM 12/29/2011
SRV 111348456 - 3648702 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

MAM SOFTWARE GROUP, INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

Please refer to Appendix A

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 28th day of December, 2011.

By: [signature]
Authorized Officer

Title: EVP & CFO

Name: Charles F. Trapp
Print or Type

APPENDIX A

The total number of shares of stock which this corporation is authorized to issue is Twenty Million (20,000,000) shares, of which Eighteen Million (18,000,000) shall be shares of common stock, par value $0.0001 per share (the "Common Stock") and Two Million (2,000,000) shall be shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"). The shares of Common Stock and Preferred Stock may be issued by the Corporation from time to time as approved by the board of directors of the Corporation, without the approval of stockholders, except as otherwise provided by applicable law. The powers, designations, preferences and relative, participating, optional, and other rights of the Preferred Stock shall be provided for in a resolution or resolutions adopted by the board of directors of the Corporation and set forth in a certificate of designation executed, acknowledged and filed as provided by Section 151(g) of the General Corporation Law of the State of Delaware, amending this Article Fourth.